FIRST WIND HOLDINGS, LLC AND SUBSIDIARIES Condensed Consolidated Financial Statements September 30, 2014 (Unaudited)

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS Page Condensed Consolidated Balance Sheets as of December 31, 2013 and September 30, 2014 ................................ 1 Condensed Consolidated Statements of Operations for the Nine Months Ended September 30, 2013 and 2014 .... 2 Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2013 and 2014 .. 3 Notes to Condensed Consolidated Financial Statements ......................................................................................... 4

First Wind Holdings, LLC and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	December 31, 2013	September 30, 2014
Assets		
Current assets:		
Cash and cash equivalents	$ 11,312	$ 10,867
Restricted cash	132,066	119,496
Accounts receivable	14,759	14,775
Prepaid expenses and other current assets	8,905	9,907
Derivative assets	7,557	2,736
Total current assets	174,599	157,781
Property, plant and equipment, net	1,500,357	1,501,736
Construction in progress	60,691	112,567
Turbine deposits	45,176	213,990
Long-term derivative assets	49,988	24,176
Other non-current assets, net	50,919	58,685
Deferred financing costs, net	29,878	43,027
Total assets	$ 1,911,608	$ 2,111,962
Liabilities and Capital		
Current liabilities:		
Accrued capital expenditures	$ 23,056	$ 17,872
Accounts payable and accrued expenses	31,162	40,760
Current portion of derivative liabilities	2,592	3,185
Current portion of long-term debt	12,070	54,576
Current portion of deferred revenue	21,534	21,534
Total current liabilities	90,414	137,927
Long-term derivative liabilities	15	83,816
Long-term debt, net of current portion	778,540	1,034,209
Deferred revenue	319,980	301,949
Other long-term liabilities	8,011	7,275
Asset retirement obligations	18,214	20,445
Total liabilities	1,215,174	1,585,621
Redeemable noncontrolling interest	-	17,852
Capital:		
Members' capital	769,808	765,733
Accumulated deficit	(526,381)	(684,036)
Total members' capital	243,427	81,697
Noncontrolling interests in subsidiaries	453,007	426,792
Total capital	696,434	508,489
Total liabilities and capital	$ 1,911,608	$ 2,111,962

See accompanying notes to condensed consolidated financial statements.

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4 First Wind Holdings, LLC and Subsidiaries Condensed Consolidated Statements of Operations (Unaudited) (in thousands) Nine Months Ended September 30, 2013 2014 Revenues: Revenues ................................................................................................ $ 122,570 $ 138,168 Cash settlements of derivatives ................................................................ 3,673 900 Fair value changes in derivatives ................................................................ (5,686) (23,087) Total revenues ................................................................................................ 120,557 115,981 Cost of revenues: Project operating expenses ................................................................................................ 55,104 60,705 Depreciation and amortization ................................................................ 54,274 53,985 Total cost of revenues ................................................................................................ 109,378 114,690 Gross profit (loss)................................................................................................ 11,179 1,291 Other operating expenses: Project development ................................................................................................ 16,981 26,885 General and administrative ................................................................ 10,356 12,384 Depreciation and amortization ................................................................ 1,536 1,323 Total other operating expenses ................................................................ 28,873 40,592 Loss from operations ................................................................................................ (17,694) (39,301) Fair value changes in derivatives ................................................................ 16,959 (92,440) Other income (expenses) ................................................................................................ 161,130 (1,706) Interest expense, net ................................................................................................ (51,142) (45,180) Net income (loss) ................................................................................................ 109,253 (178,627) Net (gain) loss attributable to noncontrolling interests................................ (219) 17,583 Net loss attributable to redeemable noncontrolling interest ................................ - 3,389 Net income (loss) attributable to First Wind Holdings, LLC ................................ $ 109,034 $ (157,655) See accompanying notes to condensed consolidated financial statements.

First Wind Holdings, LLC and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2014
Cash flows from operating activities:		
Net income (loss)	$ 109,253	$ (178,627)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:		
Depreciation and amortization	55,810	55,308
Amortization of deferred financing costs	6,381	4,744
Unrealized (gain) loss on derivative instruments	(11,273)	115,526
(Gain) loss on sale of subsidiary company interests	(91,091)	2,237
(Gain) loss on sale of assets	1,001	(172)
Loss on early extinguishment of debt	1,330	-
Income from equity method investment	(469)	(847)
Changes in assets and liabilities:		
Accounts receivable	456	(576)
Prepaid expenses and other current assets	(1,920)	(1,002)
Other non-current assets	(25,763)	(4,787)
Other liabilities	(453)	3,266
Accounts payable and accrued expenses	5,758	9,598
Deferred revenue	(14,647)	(17,884)
Net cash provided by (used in) operating activities	34,373	(13,216)
Cash flows from investing activities:		
Capital expenditures, net	(39,355)	(120,589)
Turbine deposits	-	(164,419)
Washington state tax refunds	4,466	-
Changes in restricted cash	(85,209)	12,570
Proceeds from sale of assets	-	584
Proceeds from sale of controlling subsidiary company interests, net	93,700	-
Net cash used in investing activities	(26,398)	(271,854)
Cash flows from financing activities:		
Proceeds from borrowings, net of issuance costs	17,662	328,602
ARRA grant proceeds	115,768	-
Proceeds from sale of non-controlling subsidiary company interests, net	39,648	17,196
Repurchase of subsidiary company interests	(9,020)	-
Repayment of borrowings	(136,170)	(52,009)
Payments related to early extinguishment of debt	(1,260)	-
Payment for interest rate cap agreement	-	(500)
Repurchase of Profits Interests	(170)	-
Distributions to noncontrolling interests	(18,089)	(8,633)
Distributions to members	(470)	(31)
Net cash provided by financing activities	7,899	284,625
Net change in cash and cash equivalents	15,874	(445)
Cash and cash equivalents, beginning of period	48,398	11,312
Cash and cash equivalents, end of period	$ 64,272	$ 10,867
Supplemental disclosures of cash flow information:		
Cash paid during the period for:		
Interest	$ 43,925	$ 39,671
Non-cash investing activities:		
Fair value of asset retirement obligations	109	1,046

See accompanying notes to condensed consolidated financial statements.

5

FIRST WIND HOLDINGS, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements

NOTE 1 —BUSINESS

First Wind Holdings, LLC (First Wind) and its subsidiaries (collectively, the Company) are engaged in the development, construction and operation of utility-scale wind and solar energy projects principally in the Northeastern and Western regions of the continental United States and Hawaii. First Wind is a limited liability company organized under the laws of Delaware.

Operating Projects

At September 30, 2014 the Company operates the following renewable energy projects, which it developed, with a total of 928 megawatts (MW) in gross nameplate capacity:

Project	Capacity (MW)	Commercial Operation
Wind		
Northeast[(1)]		
Blue Sky East, LLC (Bull Hill)	34	October 2012
Canandaigua Power Partners, LLC and Canandaigua Power Partners II, LLC (together, Cohocton)	125	January 2009
Erie Wind, LLC (Steel Winds II)	15	January 2012
Evergreen Wind Power, LLC (Mars Hill)[(2)]	42	March 2007
Evergreen Wind Power III, LLC (Rollins)	60	July 2011
Niagara Wind Power, LLC (Steel Winds I)	20	June 2007
Stetson Holdings, LLC (Stetson I)	57	January 2009
Stetson Wind II, LLC (Stetson II)	26	March 2010
Vermont Wind, LLC (Sheffield)	40	October 2011
West[(2)]		
Milford Wind Corridor Phase I, LLC (Milford I)	204	November 2009
Milford Wind Corridor Phase II, LLC (Milford II)	102	May 2011
Palouse Wind, LLC (Palouse)[(4)]	105	December 2012
Hawaii		
Kaheawa Wind Power, LLC (KWP I)[(2)]	30	June 2006
Kaheawa Wind Power II, LLC (KWP II)[(1)]	21	July 2012
Kahuku Wind Power, LLC (Kahuku)[(1)]	30	March 2011
	911	
Solar		
Mass Solar 1, LLC (Mass Solar 1)[(2)]	17 [(3)]	May 2014
	928	

(1) Partially-owned (percentage interest)
(2) Partially-owned (tax equity)
(3) Solar capacity presented in Megawatts AC
(4) See "— Subsequent Events" below.

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FIRST WIND HOLDINGS, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements

Construction Projects

At September 30, 2014 the Company has the following renewable energy projects under construction with a total of 498 MW in gross nameplate capacity:

Project	Capacity (MW)	Expected Commercial Operation
Wind		
Evergreen Wind Power II, LLC (Oakfield)	148	2015
Route 66 Wind Power, LLC (Route 66)[(1)]	150	2015
South Plains Wind Energy, LLC (South Plains)	200	2015
	498	

(1) See "— Subsequent Events" below.

Subsequent Events

On October 7, 2014, the Company, through First Wind Panhandle Holdings, LLC and First Wind Pacific Holdings, LLC, entered into an agreement for the sale of all the membership interests in the Palouse and Route 66 projects to Corridor Energy, LLC (Corridor Energy) for $94.5 million plus a 10% interest in the acquirer. On October 29, 2014, the Company finalized the sale of Route 66 to Corridor Energy. The sale of Palouse to Corridor Energy was finalized on December 4, 2014.

On November 6, 2014, the Company, through South Plains, entered into a $271.2 million construction loan financing agreement and a $217.9 million tax equity financing agreement for the sale of equity interests in South Plains. The capital contribution under the tax equity agreement is due to be paid upon achieving all necessary conditions, including substantial completion of the project, as defined in the agreement.

On November 14, 2014, the Company, entered into an agreement with DESRI IV Acquisition, LLC (DESRI) in which it withdrew as a member of Kawailoa Holdings, LLC (Kawailoa Holdings). The Company has written-off its net investment in Kawailoa Holdings and has recognized a loss of $2.2 million, which is included in other expenses on the condensed consolidated statements of operations.

On November 17, 2014, the Company announced that it had signed a definitive agreement under which it would be acquired by SunEdison, Inc. (SunEdison) and TerraForm Power, Inc. (TerraForm) for total consideration of up to $2.4 billion (including assumption of debt) comprised of $1.9 billion in upfront consideration and a $510 million earn-out. SunEdison's portion of the total consideration, with which it will acquire the Company's development, construction and selected operating projects is $1.5 billion, comprised of an upfront consideration of $1.0 billion and the earn-out, which will be payable by SunEdison subject to completion of certain of the Company's development and construction projects. TerraForm will acquire selected projects in the Company's operating portfolio for an enterprise value of $862 million. The acquisition is subject to regulatory approval and other usual and customary closing conditions.

At December [5], 2014, the date these condensed consolidated financial statements were issued, the Company had renewable energy projects with an aggregate total of 1,276 MW of gross nameplate capacity in operations and under construction.

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FIRST WIND HOLDINGS, LLC AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements 8 NOTE 2 —LIQUIDITY The Company has relied on equity contributions, unsecured debt, borrowings secured by certain of its assets, and grants under the American Recovery and Reinvestment Act of 2009 (ARRA) to fund project development spending, procurement of wind turbine generators and construction costs. The Company’s cash on hand at September 30, 2014, along with funds available for borrowing under existing debt facilities, and expected operating cash flows will provide the Company with sufficient working capital to meet obligations as they become due through December 31, 2014. NOTE 3 —SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Principles of Consolidation and Basis of Presentation Overview. The accompanying condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP). Upon consolidation, all intercompany accounts and transactions have been eliminated. The condensed consolidated financial statements include First Wind’s accounts and operations and those of the subsidiaries in which it has a controlling financial interest. Subsequent events potentially affecting the financial statements have been evaluated through [December 5, 2014], the date these condensed consolidated financial statements were issued. The accompanying condensed consolidated financial statements have been prepared in accordance with U.S. GAAP as contained in the Financial Accounting Standards Board Accounting Standards Codification (ASC) for interim financial information and Article 10 of Regulation S-X issued by the SEC. Accordingly, they do not include all the information and footnotes required by U.S. GAAP for annual fiscal reporting periods. In the opinion of management, the interim financial information includes all adjustments of a normal recurring nature necessary for a fair presentation of the results of operations, financial position and cash flows. The results of operations for the nine months ended September 30, 2014 are not necessarily indicative of results that may be expected for the year ending December 31, 2014. The accompanying condensed consolidated financial statements are unaudited and should be read in conjunction with the 2013 audited consolidated financial statements and notes thereto. Noncontrolling Interests. The Company uses a hypothetical liquidation at book value (HLBV) method to account for noncontrolling interests in projects where it has entered into tax equity capital transactions. HLBV uses a balance sheet methodology that considers the noncontrolling interest holder’s claim on the net assets of the entity assuming a liquidation event. Equity in income or loss under HLBV is determined by calculating the change in the amount of net worth the tax equity investors are legally able to claim based on an assumed liquidation at book value of the entity at the beginning of the reporting period compared to the end of that period. The periodic changes in noncontrolling interest in the consolidated balance sheets, excluding impact of cash distributions, are recognized by the Company as “Net (income) loss attributable to noncontrolling interests” in the consolidated statements of operations. Concentrations of Credit Risk The Company is subject to concentrations of credit risk primarily through its cash and cash equivalents, accounts receivable, and derivative instruments. The Company mitigates its risk with respect to cash and cash equivalents and derivative instruments by maintaining its deposits and contracts at high-quality financial institutions and monitoring the credit ratings of those institutions. The Company derives a large portion of its electricity and renewable energy certificate (REC) revenues from a small number of customers. The Company has experienced no credit losses to date on its electricity and REC sales, and does not anticipate material credit losses to occur in the future with respect to related accounts receivable; therefore, no allowance for doubtful accounts has been provided.

FIRST WIND HOLDINGS, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements

Cash and Cash Equivalents and Restricted Cash

Cash and cash equivalents consist of all cash balances and highly liquid investments with original maturity of three months or less. Any cash balance that cannot be used to service a general liability of the consolidated Company is classified as restricted cash in the accompanying condensed consolidated balance sheets. Restricted cash has two components: (i) project cash available to fund daily operating expenses of the respective subsidiary, but which has limitations on distribution throughout the Company, and (ii) project and parent company restricted cash which is restricted by various financing arrangements.

The following table reflects the cash and restricted cash classifications on the condensed consolidated balance sheets as of December 31, 2013 and September 30, 2014 (in thousands):

	December 31, 2013	September 30, 2014
Cash and restricted cash		
Cash and cash equivalents	$ 11,312	$ 10,867
Restricted cash:		
Available for general use in subsidiaries	$ 70,422	$ 29,723
Restricted under financing arrangements	61,644	89,773
Total restricted cash	$ 132,066	$ 119,496

Revenue Recognition

The Company earns revenue from the sale of electricity and RECs. The Company recognizes revenues from the sale of electricity at market prices or under long-term PPAs based upon the output delivered at rates specified under the contracts. The Company recognizes revenues from the sale of RECs based upon the certificates delivered at rates specified under the contracts. The Company defers recognition of revenue from sales of electricity and RECs in instances when criteria to recognize revenue have not been met.

Revenues by major customer were as follows (in thousands, except percentages):

	Nine Months Ended September 30,			
	2013		2014	
Southern California Public Power Authority(1)	$ 25,656	22 %	$ 30,371	22 %
ISO New England	13,449	11	18,804	14
Maui Electric Company	18,700	15	22,172	16
Avista Corporation	11,513	9	13,792	10
Total revenue by major customers	69,318	57	85,139	62
Revenues from all other customers(2)	53,252	43	53,029	38
	$ 122,570	100 %	$ 138,168	100 %

(1) Includes $14,682 and $17,711 of amortization of energy prepayment for the nine months ended September 30, 2013 and 2014, respectively.

(2) Includes $8,568 of business interruption insurance proceeds Kahuku received in connection with its outages for the nine months ended September 30, 2013. The Company did not receive any business interruption insurance proceeds during the nine months ended September 30, 2014.

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FIRST WIND HOLDINGS, LLC AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements 10 Property, Plant and Equipment Property, plant and equipment are stated at cost, less accumulated depreciation. Renewals and betterments that increase the useful lives of the assets are capitalized. Depreciation is recorded on a straight-line basis, and the Company reviews the estimated useful lives of its property, plant and equipment on an ongoing basis. Renewable energy project equipment and related assets are depreciated over their estimated useful lives of 25 to 30 years on a straight-line basis. Non-renewable energy project-related assets are depreciated over their estimated useful lives, which range from 3 to 7 years. Construction in progress expenditures, insurance, interest and other costs related to construction activities are capitalized. As each project begins commercial operations, construction in progress is reclassified to property, plant and equipment and is depreciated over the estimated useful lives of the underlying assets. Turbine Deposits Turbine deposits represent amounts paid to procure wind turbines. Interest costs, legal fees, and financing costs associated with the procurement of the wind turbines are also recorded as turbine deposits. Turbine deposits are classified as long-term deposits until delivery of all components has occurred, at which point the deposits will be reclassified to construction in progress. Other Income (Expenses) Other income and expenses include gains on sale of subsidiary company interests, gains or losses on the sale of assets, losses on disposal and impairment of assets, losses on early extinguishments of debt, interest income, settlements, and immaterial miscellaneous income. Included in other income for the nine months ended September 30, 2013 is a gain on sale of subsidiary interests that resulted from the sale of 49% of ownership interests in First Wind Blue Sky East Holdings, LLC (FW Blue Sky East Holdings) to NE Wind Holdings in the amount of $5.7 million. Included in other income for the nine months ended September 30, 2013 is a gain on sale of subsidiary interests that resulted from the sale of 85% membership interests in Kawailoa Holdings to DESRI in the amount of $85.4 million. On November 14, 2014, the Company withdrew as a member of Kawailoa Holdings and recognized a loss on sale of subsidiary company interests in the amount of $2.2 million, which is included in other expenses on the accompanying condensed consolidated statement of operations. Included in other income for the nine months ended September 30, 2013, is $12 million in property and casualty insurance recoveries related to the outage at Kahuku. Loss on early extinguishments of debt for the nine months ended September 30, 2013 was $1.3 million. The loss is related to the buyback of the First Wind Capital Notes. Included in other income for the nine months ended September 30, 2013, is a gain of $61.2 million related to the settlement received as part of the Master Agreement entered into with respect to the turbines owned and operated by certain of the Company’s subsidiaries. Fair Value of Financial Instruments The carrying amounts of cash and cash equivalents, restricted cash, accounts receivable, accrued capital expenditures, accounts payable and accrued expenses approximates their fair value because of the short-term maturity of these instruments. The Company believes the carrying amounts of debt approximate fair value as the instruments generally bear interest at variable rates. The Kahuku Term Loan and the First Wind Capital Notes (all as defined in Note 7) are at fixed rates, but interest rates and risk premiums have not fluctuated significantly since those loans were made and therefore the Company believes the carrying amounts approximate fair value. The estimated fair values of derivative instruments are calculated based on market rates. These values represent the

FIRST WIND HOLDINGS, LLC AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements 11 estimated amounts the Company would receive or pay to terminate the agreements, taking into consideration market rates and the current creditworthiness of the Company and the counterparties. Significant New Accounting Policies In May 2014, the FASB issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU 2014-09), which provides that the amount of revenue recognized should be equal to the consideration that the entity expects to be entitled to for those promised goods or services. ASU 2014-09 provides for a five-step approach to recognizing and measuring revenue and supersedes most current revenue recognition guidance. ASU 2014-09 is effective for reporting periods beginning after December 15, 2017 for non- public entities, with early adoption permitted for reporting periods beginning after December 15, 2016. The standard permits the use of either a retrospective or a cumulative effect transition method. The Company has not determined when it will adopt ASU 2014-09 or which transition method it will use NOTE 4 —VARIABLE INTEREST ENTITIES The usual condition for a controlling financial interest is ownership of a majority of the voting interests of an entity; however, a controlling financial interest may also exist in entities such as variable interest entities (VIEs), through arrangements that do not involve controlling voting interests. A variable interest holder is required to consolidate a VIE as its primary beneficiary if that party has the power to direct the activities that would significantly impact the entity’s economic performance, if it has the obligation to absorb losses of a VIE or receive benefits that could potentially be significant to the VIE, or both. As of September 30, 2014, the Company has a variable interest in a consolidated VIE, Palouse. Palouse, a partially-owned subsidiary, was created for the purpose of constructing and operating a 105 MW wind farm project in Whitman County, Washington. Palouse is financed by bank debt and members’ capital. It has been identified to be a VIE by nature of the terms of its Power Purchase Agreement (PPA) which grants the offtaker an option to purchase the project at a purchase price that could potentially be lower than its fair market value. This option to purchase will not be available to the offtaker until after the tenth anniversary of the project’s commercial operation date. Palouse Wind Holdings, LLC, a partially-owned subsidiary, is the primary beneficiary of the VIE, which is included in these condensed consolidated financial statements.

FIRST WIND HOLDINGS, LLC AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements 12 All assets and liabilities of the Palouse VIE are included in the accompanying condensed consolidated balance sheets as of December 31, 2013 and September 30, 2014 as follows (in thousands): December 31, September 30, 2013 2014 Restricted cash ................................................................ $ 1,426 $ 2,998 Accounts receivable ................................................................ 1,964 1,400 Prepaid expenses and other current assets ................................ 517 540 Property, plant and equipment, net ................................ 123,392 119,568 Long-term derivative assets ................................................................ 6,838 1,283 Other non-current assets, net................................................................ 1,316 1,273 Deferred financing costs, net ................................................................ 4,195 3,910 Total assets ................................................................ $ 139,648 $ 130,972 Accrued capital expenditures ................................................................ $ 641 $ 631 Accounts payable and accrued expenses................................ 2,394 1,709 Current portion of derivative liabilities ................................ 1,948 2,510 Current portion of long-term debt ................................................................ 1,623 1,992 Current portion of deferred revenue................................ 391 427 Long-term debt, net of current portion ................................ 117,165 115,173 Deferred revenue ................................................................ 536 519 Asset retirement obligations ................................................................ 1,449 1,560 Total liabilities ................................................................ $ 126,147 $ 124,521 On October 7, 2014, the Company entered into an agreement for the sale of its interest in Palouse and will retain an indirect interest through its ownership of 10% of the acquirer’s common equity. NOTE 5—NONCONTROLLING INTERESTS AND TAX EQUITY TRANSACTIONS On August 22, 2013, the Company entered into a tax equity financing agreement with Firstar Development, LLC (Firstar) for the sale of equity interests in Mass Solar 1 Holdings, LLC. The initial capital contribution of $1.2 million was received in 2013, and was accounted for as a deposit in accordance with ASC 360-20 Property, Plant and Equipment – Real Estate Sales (ASC 360-20). The remaining contribution of $20 million was received on August 15, 2014. As of September 30, 2014, the tax equity investment in the amount of $17.9 million is classified as redeemable interest in subsidiaries on the condensed consolidated balance sheet. On February 11, 2014, the Company entered into a tax equity financing agreement, accounted for as a noncontrolling interest, with Morgan Stanley Wind and Texas Wind II, LLC for the sale of equity interests in Route 66. The capital contribution, in the amount of $178.1 million, is due to be paid upon achieving all necessary conditions, including substantial completion of the project, as defined in the agreement. On April 30, 2014, the Company entered into a tax equity financing agreement with Firstar for the sale of equity interests in Oakfield. Firstar paid $1.2 million in cash at closing, which was accounted for as a deposit in accordance with ASC 360-20 and is classified within other long-term liabilities on the condensed consolidated balance sheet. The remaining contributions of $118.6 million will be made in multiple installments based on project milestones, as specified in the agreement.

FIRST WIND HOLDINGS, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements

Noncontrolling interests in subsidiaries are comprised of the following as of December 31, 2013 and September 30, 2014 (in thousands):

	December 31, 2013	September 30, 2014
Noncontrolling interest attributable to:		
Tax equity investors	$ 286,403	$ 280,239
Other subsidiary equity ownership interests	166,604	146,553
Total noncontrolling interest	$ 453,007	$ 426,792

Changes in capital from December 31, 2013 to September 30, 2014 were as follows (in thousands):

	Members' Capital	Accumulated Deficit	Subtotal FWH, LLC	Noncontrolling Interests	Total
Balance at December 31, 2013	$ 769,808	$ (526,381)	$ 243,427	$ 453,007	$ 696,434
Transaction costs associated with tax equity financing	(4,044)	-	(4,044)	-	(4,044)
Distributions	(31)	-	(31)	(8,632)	(8,663)
Net loss	-	(157,655)	(157,655)	(17,583)	(175,238)
Balance at September 30, 2014	$ 765,733	$ (684,036)	$ 81,697	$ 426,792	$ 508,489

NOTE 6 —PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment is comprised of the following as of December 31, 2013 and September 30, 2014 (in thousands):

	December 31, 2013	September 30, 2014	Estimated Useful Life
Land	$ 16,207	$ 19,490	
Land and leasehold improvements	113,880	114,167	Economic life/ remaining lease term
Furniture, fixtures, vehicles and other	29,129	30,902	3 - 7 years
Asset retirement obligations	12,956	12,956	25 - 30 years
Power generation equipment	1,617,346	1,666,901	3 - 30 years
	1,789,518	1,844,416	
Accumulated depreciation	(289,161)	(342,680)	
	$ 1,500,357	$ 1,501,736	

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FIRST WIND HOLDINGS, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements

NOTE 7 —DEBT

The Company enters into loan agreements with financial institutions to finance the construction of renewable energy projects and the acquisition of turbines, solar panels and related equipment. The Company's consolidated debt includes recourse and non-recourse borrowings entered into by First Wind and its subsidiaries.

The Company had the following loans outstanding as of December 31, 2013 and September 30, 2014 (in thousands except percentages):

	Interest Rate	Maturity	Balance at December 31, 2013	Balance at September 30, 2014
Construction Loans				
Route 66 Construction Loan	L + 2.00%(1)	2015	$ -	$ 63,459
Mass Solar Construction Loan	L + 3.50%(1)	2014	7,615	-
Oakfield Construction Loan	L + 2.00%(1)	2015	-	86,323
Bridge Loan				
FWPV Capital Bridge Loan	L + 5.50%(1)	2015	-	40,000
Term Loans				
Kahuku Term Loan	3.56%	2028	73,935	66,366
KWP II Term Loan	L + 3.00%(2)	2018	43,540	43,256
Palouse Term Loan	L + 2.25%(2)	2023	118,788	117,165
Mass Solar Term Loan	L + 3.50%(2)	2024	-	26,939
Hawaiian Island Holdings Loan	L + 8.00%(2)	2015	15,473	12,637
Northeast Wind Capital II Term Loan B	L + 4.00%(3)	2020	316,600	299,764
Bonds				
First Wind Capital Notes	10.25%	2018	155,750	230,750
Other				
Bull Hill Financing	2.81%	2032	62,055	60,331
First Wind Revolving Loan	L + 4.50%(2)	2016	-	40,825
Mass Solar Working Capital Loan	L + 3.50%(1)	2024	-	400
Vehicle loans	3.90%	2014	5	-
Gross Indebtedness			793,761	1,088,215
Unamortized Premium			-	3,414
Unamortized Discount			(3,151)	(2,844)
Carrying Value			790,610	1,088,785
Debt with maturities less than one year			12,070	54,576
Total long-term debt			$ 778,540	$ 1,034,209

(1) As of September 30, 2014, L + equals 1 month LIBOR plus x%

(2) As of September 30, 2014, L + equals 3 month LIBOR plus x%

(3) As long as LIBOR is under 1.00% interest is equal to 1.00% + 4.00%.

The Company completed the following significant debt transactions during the nine months ended September 30, 2014:

Route 66 Construction Loan. On February 11, 2014, the Company, through its subsidiary, Route 66, entered into a $203.5 million construction loan financing agreement (Route 66 Construction Loan). The Route 66 Construction Loan will mature on the earlier of 1) three months after substantial completion of the project or 2) upon

14

FIRST WIND HOLDINGS, LLC AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements 15 the receipt of funds expected to be received under a tax equity agreement and a back-leverage financing agreement entered into simultaneously with this construction loan. The loans are secured by First Wind's interest in Route 66 and by the assets of Route 66. In addition, the agreement provides for a $2.2 million letter of credit. Letter of credit fees of 2.0% for issued letters of credit and commitment fees of 0.80% on the undrawn balance of the facilities will be payable quarterly. First Wind Revolving Loan. In 2014, the Company drew on the First Wind Revolving Loan in the aggregate amount of $48.8 million, of which $8 million was repaid in the third quarter of 2014. First Wind Capital Notes. On April 1, 2014, the Company executed a bond offering for an additional $75 million of the First Wind Capital Notes at 105%, in addition to the $155.8 million then outstanding. The new First Wind Capital Notes have identical rights as the original notes. Interest is payable semiannually in arrears, and the notes mature on June 1, 2018. Oakfield Wind Construction Loan. On April 30, 2014, the Company, through its subsidiary Oakfield Wind, LLC, entered into a financing agreement for a $117.5 million construction and term loan facility (Oakfield Construction Loan), a $118.6 million ITC Bridge Loan bridge loan (Oakfield ITC Bridge Loan) and a $23.1 million letter of credit facility (Oakfield LC Facility). The loans are secured by First Wind’s interest in Oakfield Wind and by the assets of Oakfield Wind. The Oakfield Construction Loan and Oakfield ITC Bridge Loan are scheduled to mature at the earlier of Firstar’s final funding or December 15, 2015. However, the Company has the option to convert construction loan facility to a term loan facility before that date upon achieving all necessary conditions including substantial completion of the project as defined in the agreement. FWPV Capital Bridge Loan. On April 30, 2014, the Company, through its subsidiary FWPV Capital, LLC (FWPV Capital), entered into a financing agreement for a $40 million bridge loan. The loan matures no later than April 30, 2015; however proceeds from the occurrence of certain earlier events are to be used to repay the loan. The loan is secured by First Wind’s interest in FWPV Capital and by the assets of FWPV Capital. Mass Solar Construction Loan, Mass Solar Term Loan. On August 22, 2013, the Company, through its subsidiary Mass Solar 1, entered into a financing agreement for a $27 million construction and term loan facility (Mass Solar Construction Loan), a $20.2 million tax equity bridge loan (Mass Solar TE Bridge Loan), a $2 million working capital loan (Mass Solar Working Capital Loan), and a $3.4 million letter of credit facility (Mass Solar LC Facility). The loans are secured by First Wind's interest in Mass Solar 1 and by the assets of Mass Solar 1. On August 15, 2014, the Company satisfied the term conversion conditions and the outstanding principal was converted to a term loan facility (Mass Solar Term Loan) in the amount of $27 million, which is the maximum term loan commitment. The Mass Solar Term Loan matures on August 15, 2024. In addition, the Company repaid outstanding principal on the Mass Solar TE Bridge Loan in the amount of $13 million with tax equity transaction proceeds received on this date. As of September 30, 2014, the Company had drawn $0.4 million on the Mass Solar Working Capital Loan. The Mass Solar Working Capital Loan is subject to a quarterly unutilized commitment fee of 0.75%.

FIRST WIND HOLDINGS, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements

NOTE 8 —DERIVATIVE FINANCIAL INSTRUMENTS

As discussed in Note 3, in the normal course of business the Company employs a variety of financial instruments to manage its exposure to fluctuations in interest rates and energy prices. The Company has not applied hedge accounting to these instruments and records changes in fair value related to derivative financial instruments in the consolidated statements of operations. The following tables reflect the amounts that are recorded in the Company's condensed consolidated balance sheets as of December 31, 2013 and September 30, 2014 (in thousands):

	December 31, 2013			September 30, 2014		
	Interest Rate Derivatives	Commodity Derivatives	Total	Interest Rate Derivatives	Commodity Derivatives	Total
Balance Sheet:						
Assets						
Derivative assets	$ -	$ 7,557	$ 7,557	$ -	$ 2,736	$ 2,736
Long-term derivative assets	8,956	41,032	49,988	1,410	22,766	24,176
Total assets	$ 8,956	$ 48,589	$ 57,545	$ 1,410	$ 25,502	$ 26,912
Liabilities						
Derivative liabilities	$ 2,592	$ -	$ 2,592	$ 3,185	$ -	$ 3,185
Long-term derivative liabilities	15	-	15	10,987	72,829	83,816
Total liabilities	$ 2,607	$ -	$ 2,607	$ 14,172	$ 72,829	$ 87,001

The following tables reflect the amounts that are recorded in the Company's condensed consolidated statements of operations for the nine months ended September 30, 2013 and 2014 related to derivative financial instruments (in thousands):

	Nine Months Ended					
	September 30, 2013			September 30, 2014		
Statement of Operations:	Interest Rate Derivatives	Commodity Derivatives	Total	Interest Rate Derivatives	Commodity Derivatives	Total
Revenue:						
Net cash settlements	$ -	$ 3,673	$ 3,673	$ -	$ 900	$ 900
Fair value changes	-	(5,686)	(5,686)	-	(23,087)	(23,087)
	-	(2,013)	(2,013)	-	(22,187)	(22,187)
Fair value changes	16,959	-	16,959	(19,611)	(72,829)	(92,440)
Interest expense, net of capitalized interest:						
Net cash settlements	(5,731)	-	(5,731)	(2,450)	-	(2,450)
Net income (loss)	$ 11,228	$ (2,013)	$ 9,215	$ (22,061)	$ (95,016)	$ (117,077)

Interest Rate Swap and Cap Agreements

The Company is subject to market risks from changes in interest rates. The Company regularly assesses these risks and has established business strategies regarding the use of derivative instruments to protect against adverse effects. Under interest rate swap agreements, the Company may agree to swap, at specified intervals, contractually stated fixed rates for the variable rates implicit in its debt financing agreements, based on agreed-upon notional

16

FIRST WIND HOLDINGS, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements

amounts. Under interest rate cap agreements, the Company settles the difference, if positive or negative, between the underlying variable rates and contractually specified cap rates, based on agreed-upon notional amounts.

Commodity Swap Agreements

The Company enters into long-term cash-settled swap agreements to hedge commodity price variability inherent in electricity sales arrangements. If the Company sells the electricity into an independent system operator (ISO) market and there is no PPA available, the Company may enter into a commodity swap to stabilize all or a portion of the Company's estimated revenue stream. These price swap agreements involve periodic settlements for specified quantities of electricity based on a fixed price and are obligated to pay the counterparty market price for the same quantities of electricity.

As of December 31, 2013 and September 30, 2014, the Company was a party to the following derivative contracts (in thousands, except notional amounts):

						December 31, 2013			
	Underlying	Current or Remaining Notional Amount	Units	Periodic Settlement	Expiration	Derivative Assets	Derivative Liabilities	Long-term Derivative Assets	Long-term Derivative Liabilities
Commodity Derivatives:									
Project:									
Cohocton	NYISO Zone C Real-Time Power	1,465,793	MWH	Monthly	2020	$ 4,288	$ -	$ 14,786	$ -
Stetson I & II	ISO-NE Mass Hub Real-Time Power	738,852	MWH	Monthly	2019	2,593	-	22,909	-
Steel Winds I & II	NYISO Zone A Real-Time Power	466,170	MWH	Monthly	2019	676	-	3,337	-
Interest Rate Derivatives:									
Entity:									
Palouse	6-Month LIBOR	118,787,505	USD	Semiannual	2034	-	1,947	6,838	-
KWP II	3-Month LIBOR	41,480,970	USD	Quarterly	2030	-	573	2,118	-
Mass Solar 1	3-Month LIBOR	13,503,028	USD	Quarterly	2023	-	72	-	15
						$ 7,557	$ 2,592	$ 49,988	$ 15

17

FIRST WIND HOLDINGS, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements

	Underlying	Current or Remaining Notional Amount	Units	Periodic Settlement	Expiration	September 30, 2014 Derivative Assets	Derivative Liabilities	Long-term Derivative Assets	Long-term Derivative Liabilities
Commodity Derivatives:									
Project:									
Cohocton	NYISO Zone C Real-Time Power	1,323,598	MWH	Monthly	2020	$ 1,174	$ -	$ 8,132	$ -
Stetson I & II	ISO-NE Mass Hub Real-Time Power	644,621	MWH	Monthly	2019	1,359	-	13,097	-
Steel Winds I & II	NYISO Zone A Real-Time Power	411,212	MWH	Monthly	2019	203	-	1,537	-
Route 66	ERCOT Noth 345kV Hub	7,773,801	MWH	Monthly	2028	-	-	-	72,829
Interest Rate Derivatives:									
Entity:									
Palouse	6-Month LIBOR	117,164,531	USD	Semiannual	2034	-	2,510	1,283	-
KWP II	3-Month LIBOR	41,270,849	USD	Quarterly	2030	-	520	-	14
Northeast Wind Capital II(1)	1-Month LIBOR	252,726,268	USD	Monthly	2020	-	-	-	6,881
Northeast Wind Capital II(2)	3-Month LIBOR	284,409,751	USD	Quarterly	2015	-	-	127	
Route 66	3-Month LIBOR	30,942,157	USD	Quarterly	2024	-	20	-	761
Mass Solar 1	3-Month LIBOR	13,467,011	USD	Quarterly	2023	-	135	-	220
Oakfield Wind	3-Month LIBOR	117,524,141	USD	Quarterly	2030	-	-	-	3,111
						$ 2,736	$ 3,185	$ 24,176	$ 83,816

(1) Interest rate swap with floor
(2) Interest rate cap

NOTE 10 —FAIR VALUE MEASUREMENTS

The Company holds interest rate and commodity price swaps that are carried at fair value. The Company determines fair value based upon quoted prices when available or through the use of alternative approaches when market quotes are not readily accessible or available.

Valuation techniques for fair value are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company's best estimate, considering all relevant information. These valuation techniques involve some level of management estimation and judgment. The valuation process to determine fair value also includes making appropriate adjustments to the valuation model outputs to consider risk factors. The fair value hierarchy of the Company's inputs used to measure the fair value of assets and liabilities during the current period consists of three levels:

- Level 1—Quoted prices for *identical* instruments in active markets.
- Level 2—Quoted prices for *similar* instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.
- Level 3—Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are *unobservable.*

If inputs used to measure an asset or liability fall within different levels of the hierarchy, the categorization is based on the least observable input that is significant to the fair value measurement of the asset or liability. The

18

FIRST WIND HOLDINGS, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements

Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

In accordance with the fair value hierarchy described above, the following table shows the fair value of the Company's financial assets and liabilities that are required to be measured at fair value as of December 31, 2013 and September 30, 2014 (in thousands):

	December 31, 2013				September 30, 2014			
	Fair Value Measurements Using				Fair Value Measurements Using			
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Assets:								
Interest rate derivatives	$ -	$ 8,956	$ -	$ 8,956	$ -	$ 1,410	$ -	$ 1,410
Commodity price swap derivatives	-	29,515	19,074	48,589	-	16,197	9,305	25,502
	$ -	$ 38,471	$ 19,074	$ 57,545	$ -	$ 17,607	$ 9,305	$ 26,912
Liabilities:								
Interest rate derivatives	$ -	$ 2,607	$ -	$ 2,607	$ -	$ 14,172	$ -	$ 14,172
Commodity price swap derivatives	-	-	-	-	-	-	72,829	72,829
	$ -	$ 2,607	$ -	$ 2,607	$ -	$ 14,172	$ 72,829	$ 87,001

The following table sets forth a reconciliation of changes in the fair value of derivative instruments classified as Level 3 in the fair value hierarchy for the nine months ended September 30, 2014 (in thousands):

Balance as of January 1, 2014	$ 19,074
Net loss included in earnings	(82,598)
Balance as of September 30, 2014	$ (63,524)
Changes in unrealized losses relating to derivatives still held as of September 30, 2014	$ (9,769)

For all derivatives, the Company has created internal valuation models to estimate the fair value, using observable data to the extent available. At each quarter-end, the models are generally prepared and reviewed by employees who manage the commodity and interest rate risks, and are then reviewed for reasonableness independently of those employees. The valuation models use the income approach, which consists of forecasting future cash flows based on contractual notional amounts and prices as well as applicable and available market data as of the valuation date. Those cash flows are then discounted using the relevant benchmark interest rate (such as LIBOR) and are further adjusted to reflect credit or nonperformance risk. This risk is estimated by the Company using credit spreads and risk premiums that are observable in the market, whenever possible. The Company's methodology to fair value its derivatives is to start with any observable inputs; however, in certain instances the published forward rates or prices may not extend through the remaining term of the contract and management must make assumptions to extrapolate the curve, which necessitates the use of unobservable inputs. Assets and liabilities are classified as Level 3 when the use of unobservable inputs becomes significant.

19

FIRST WIND HOLDINGS, LLC AND SUBSIDIARIES Notes to Condensed Consolidated Financial Statements 20 The following table summarizes the significant unobservable inputs used for the Level 3 derivative liabilities at September 30, 2014 (in thousands, except range): Type of Derivative Fair Value Unobservable Input Range Commodity derivatives ................................ $ (63,524) Electricity forward price ($/MWh) $ 33.25 - 66.74 The Company measures the sensitivity of the fair value of its Level 3 commodity swaps to potential changes in commodity prices using a mark-to-market analysis based on the current forward commodity prices and estimates of the price volatility. The Company estimated that a one standard deviation move in the aggregate fair value of its Level 3 commodity swap positions from September 30, 2014 to December 31, 2014 would result in approximately $24 million of gain or loss, depending on the direction of the movement in the underlying commodity prices. An increase in power forward prices will produce a mark-to-market loss, while a decrease in prices will result in a mark-to-market gain. NOTE 12 —COMMITMENTS AND CONTINGENCIES Letters of Credit The Company's customers and vendors and regulatory agencies often require the Company to post letters of credit in order to guarantee performance under relevant contracts and agreements. The Company is also required to post letters of credit to secure obligations under various swap agreements and leases and may, from time to time, decide to post letters of credit in lieu of cash deposits in reserve accounts under certain financing arrangements. The amount that can be drawn under some of these letters of credit may be increased from time to time subject to the satisfaction of certain conditions. The Company was contingently liable for performance under letters of credit totaling $152.7 million as of December 31, 2013, of which $29.8 million was guaranteed by First Wind and the remaining $122.9 million were non-recourse liabilities of subsidiaries of First Wind. As of September 30, 2014, letters of credit totaled $181.0 million, of which $33.1 million was guaranteed by First Wind and the remaining $147.9 million were non-recourse liabilities of subsidiaries of First Wind. As of September 30, 2014, the Company and certain subsidiaries had total additional availability under committed letter of credit facilities of $25.7 million. Legal Proceedings The Company is involved from time to time in litigation and disputes arising in the normal course of business, including proceedings contesting our permits or the operation of our projects. Management does not believe these proceedings will, if determined adversely, have a material adverse effect on the financial condition, results of operations and liquidity of the Company.